LifeVantage Announces Financial Results for the
Second Quarter of Fiscal 2017
Second Quarter Revenue of $48.9 million
Revenue in the First Six Months of Fiscal 2017 Increased 6.7% year-over-year
Company Reiterates Fiscal 2017 Guidance

Salt Lake City, UT, February 8, 2017, LifeVantage Corporation (Nasdaq: LFVN) today reported financial results for its second quarter ended December 31, 2016.
Second Quarter Fiscal 2017 Highlights:

•	Revenue decreased 5.9% to $48.9 million, compared to $52.0 million in the second quarter of fiscal 2016;

•	Revenue in the Americas decreased 6.1% and revenue in Asia/Pacific & Europe decreased 5.1%, both when compared to the comparable period of fiscal 2016;

•	Adjusted EBITDA decreased 13.7% to $3.9 million, compared to $4.5 million in the comparable period of fiscal 2016;

•	Earnings per diluted share were $0.02, compared to $0.11 in the second quarter of fiscal 2016; and

•	Adjusted earnings per diluted share were $0.11, compared to $0.14 in the second quarter of fiscal 2016.
“The second quarter results were consistent with our expectations,” stated LifeVantage President and Chief Executive Officer Darren Jensen. “Our recent implementation of new international policies and procedures disrupted second quarter sales as anticipated. As the implementation nears completion, we are focused on rebuilding our sales momentum while continuing to focus on additional international opportunities. We recently hired a new Hong Kong based executive responsible for both Hong Kong and Asia Market Development, focusing on expanding our business into additional Chinese markets, including Taiwan and Mainland China.”

Second Quarter Fiscal 2017 Results
For the second fiscal quarter ended December 31, 2016, the Company reported revenue at the top end of previously announced guidance of $48.9 million, a 5.9% decrease compared to $52.0 million for the comparable period in fiscal 2016. Year-over-year quarterly revenue reflects a decrease of 6.1% in the Americas and a 5.1% decrease in the Asia/Pacific & Europe region. Revenues in the Company’s United States and Hong Kong markets decreased for the second quarter of fiscal 2017 as the Company began to takes steps, following the completion of the independent review conducted by the Audit Committee of the Board of Directors, to help ensure that the Company’s products are not distributed or sold into countries without complying with applicable customs, tax and other regulatory requirements and to appropriately verify the residency of individuals who want to become independent distributors of the Company. Consistent with these regulatory requirements, in the future independent distributors may be able to purchase a limited quantity of such products for personal consumption in one or more of these countries.
Commissions and incentives expense for the second quarter of fiscal 2017 was $23.5 million, or 48.1% of revenue, compared to $27.3 million, or 52.5% of revenue, for the same period in fiscal 2016. Selling, general and administrative expense (SG&A) for the second quarter of fiscal 2017 was $17.2 million, or 35.2% of revenue, compared to $13.8 million, or 26.6% of revenue, in the comparable period of fiscal 2016.
Operating income for the second quarter of fiscal 2017 was $0.7 million, compared to $3.0 million for the second quarter of fiscal 2016. Operating income during the second quarter of fiscal 2017 included approximately $1.7 million of costs associated with the Audit Committee’s independent review and $0.1 million of net executive team severance, recruiting and transition expenses. Operating income during the second quarter of fiscal 2016 included approximately $0.4 million of costs associated with executive team recruiting and transition expenses and $0.1 million of administrative costs associated with the reverse stock split. Adjusted EBITDA was $3.9 million for the second quarter of fiscal 2017, compared to $4.5 million for the comparable period in fiscal 2016.
Net income for the second quarter of fiscal 2017 was $0.3 million, or $0.02 per diluted share, calculated on 14.1 million fully diluted shares. This compares to net income for the second quarter of fiscal 2016 of $1.6 million, or $0.11 per diluted share, calculated on 14.0 million fully diluted shares. Adjusted for costs associated with the audit committee’s independent review of $1.2 million and net executive severance, recruiting and transition expenses of $0.1 million, all net of tax, adjusted Non-GAAP net income was $1.6 million for the second quarter of fiscal 2017, or $0.11 per diluted share; compared to $1.9 million, or $0.14 per diluted share for the comparable period of fiscal 2016. Non-GAAP adjustments to net income during the second quarter of fiscal 2016 included $0.3 million of executive team transition costs and reverse split administrative expenses, net of tax.

Fiscal 2017 First Six Months Results
For the six months ended December 31, 2016, the Company reported net revenue of $103.8 million, an increase of 6.7% compared to $97.3 million for the first six months of fiscal 2016. In the first half of fiscal 2017, revenue in the Americas increased 4.0%, while revenue in Asia/Pacific & Europe increased 15.6%. Revenue for the first half of fiscal year 2017 was positively impacted $3.4 million, or 3.5%, by foreign currency fluctuations associated with revenue generated in several international markets.
Commissions and incentives expense for the first half of fiscal 2017 was $49.8 million, or 48.0% of revenue, compared to $49.3 million, or 50.7% of revenue, for the first half of fiscal 2016. SG&A for the first six months of fiscal 2017 was $35.0 million, or 33.7% of revenue, compared to $27.5 million, or 28.2% of revenue, in the prior year period.
Operating income for the first six months of fiscal 2017 was $2.7 million, compared to $5.7 million for the first six months of fiscal 2016. Operating income for the six months ended December 31, 2016 includes $2.7 million for expenses associated with the Audit Committee independent review and $0.1 million for net executive severance, recruiting and transition expenses. Operating income in the first six months of fiscal 2016 includes $1.3 million of net executive severance, recruiting and transition costs as well as $0.1 million for expenses associated with the reverse stock split completed during October 2015. Adjusted EBITDA was $8.2 million for the first six months of fiscal 2017, compared to $8.9 million for the same period in fiscal 2016.
Net income for the first half of fiscal 2017 was $1.5 million, or $0.10 per diluted share, compared to $2.7 million, or $0.19 per diluted share for the first half of fiscal 2016. On a tax adjusted basis, adjusting for previously announced expenses associated with the audit committee independent review of $1.9 million, along with a $0.1 million of costs for net executive severance, recruiting and transition expenses, adjusted Non-GAAP net income for the six months ended December 31, 2016 was $3.5 million, or $0.24 per diluted share. On a tax adjusted basis, adjusting for executive severance, recruiting and transition costs of $0.8 million, along with the $0.1 million for expenses associated with the reserve stock split in October 2015, adjusted Non-GAAP net income for the first six months of fiscal year 2016 was $3.6 million or $0.26 per diluted share.

Balance Sheet & Liquidity
The Company generated $5.1 million of cash from operations during the first six months of fiscal year 2017 and $8.5 million in the same period last year. The year-over-year reduction in cash provided by operations during the first half of fiscal 2017 primarily relates to the lower level of net income relative to the prior year period and cash used to reduce payables. The Company's cash and cash equivalents at December 31, 2016 were $11.7 million compared to $7.9 million at June 30, 2016.

Fiscal Year 2017 Guidance
The Company is reiterating fiscal year 2017 annual guidance. The Company expects to generate revenue in the range of $207 million to $212 million during fiscal year 2017, and anticipates adjusted earnings per diluted share in the range of $0.40 to $0.47 and GAAP earnings per diluted share in the range of $0.26 to $0.33. The Company's earnings per diluted share guidance excludes any non-operating or non-recurring expenses that may materialize during fiscal 2017, including estimated costs of $2.5 million to $3.0 million associated with the recently completed review by the Audit Committee of the Board of Directors.
Conference Call Information
The Company will hold an investor conference call today at 2:30 p.m. MST (4:30 p.m. EST). Investors interested in participating in the live call can dial (888) 215-7030 from the U.S. International callers can dial (913) 312-1276. A telephone replay will be available approximately two hours after the call concludes and will be available through Wednesday, February 15, 2017, by dialing (844) 512-2921 from the U.S. and entering confirmation code 1969252, or (412) 317-6671 from international locations, and entering confirmation code 1969252.
There will also be a simultaneous, live webcast available on the Investor Relations section of the Company's web site at http://investor.lifevantage.com/events.cfm. The webcast will be archived for approximately 30 days.

About LifeVantage Corporation
LifeVantage Corporation (Nasdaq:LFVN), is a science-based direct selling company dedicated to visionary science that looks to transform health, wellness and anti-aging internally and externally at the cellular level. The company is the maker of Protandim® Nrf2 and NRF1 Synergizers, its line of scientifically-validated dietary supplements, the TrueScience® Anti-Aging Skin Care Regimen, Canine Health®, the AXIO® energy product line and the PhysIQ™ Smart Weight Management System. LifeVantage was founded in 2003 and is headquartered in Salt Lake City, Utah. www.lifevantage.com

Forward Looking Statements
This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as "believe", "hopes", "intends", "estimates", "expects", "projects", "plans", "anticipates", "look forward to", "goal", “may be” , and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Examples of forward-looking statements include, but are not limited to, statements we make regarding our leadership in the global market, new product launches, the effectiveness of our policies and procedures, future growth and expected financial performance. Such forward-looking statements are not guarantees of performance and the Company's actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company's current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, those discussed in greater detail in the Company's Annual Report on Form 10-K and the Company's Quarterly Report on Form 10-Q under the caption "Risk Factors," and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.

About Non-GAAP Financial Measures
We define Non-GAAP EBITDA as earnings before interest expense, income taxes, depreciation and amortization and Non-GAAP Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization, stock compensation expense, other income, net, and certain other adjustments. Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We define Non-GAAP Net Income and Non-GAAP Earnings per Share as GAAP net income less certain tax adjusted non-recurring one-time expenses incurred during the period.
We are presenting Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share because management believes that they provide additional ways to view our operations when considered with both our GAAP results and the reconciliation to net income, which we believe provides a more complete understanding of our business than could be obtained absent this disclosure. Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share are presented solely as supplemental disclosure because: (i) we believe these measures are a useful tool for investors to assess the operating performance of the business without the effect of these items; (ii) we believe that investors will find this data useful in assessing shareholder value; and (iii) we use Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share internally as benchmarks to evaluate our operating performance or compare our performance to that of our competitors. The use of Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share has limitations and you should not consider these measures in isolation from or as an alternative to the relevant GAAP measure of net income prepared in accordance with GAAP, or as a measure of profitability or liquidity.
The tables set forth below present Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share which are non-GAAP financial measures to Net Income and Earnings per Share, our most directly comparable financial measures presented in accordance with GAAP.

Investor Relations Contacts:
Cindy England
Director of Investor Relations
(801) 432-9036
cengland@lifevantage.com

-or-
Scott Van Winkle
Managing Director, ICR
(617) 956-6736
scott.vanwinkle@icrinc.com

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands, except per share data)	As of
ASSETS	December 31, 2016	June 30, 2016
Current assets
Cash and cash equivalents	$11,731	$7,883
Accounts receivable	717	1,552
Income tax receivable	903	—
Inventory, net	21,377	25,116
Current deferred income tax asset	—	2,776
Prepaid expenses and deposits	1,993	5,082
Total current assets	36,721	42,409

Property and equipment, net	2,885	3,456
Intangible assets, net	1,698	1,744
Long-term deferred income tax asset	3,906	1,130
Other long-term assets	1,305	1,520
TOTAL ASSETS	$46,515	$50,259
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$5,037	$8,891
Commissions payable	6,722	7,719
Income tax payable	—	1,206
Other accrued expenses	9,780	8,734
Current portion of long-term debt	2,000	2,000
Total current liabilities	23,539	28,550

Long-term debt
Principal amount	6,500	7,500
Less: unamortized discount and deferred offering costs	(76)	(91)
Long-term debt, net of unamortized discount and deferred offering costs	6,424	7,409
Other long-term liabilities	2,041	2,169
Total liabilities	32,004	38,128
Commitments and contingencies
Stockholders' equity
Preferred stock - par value $.001 per share, 50,000 shares authorized; no shares issued or outstanding	—	—
Common stock - par value $.001 per share, 250,000 shares authorized and 14,054 and 14,028 issued and outstanding as of December 31, 2016 and June 30, 2016, respectively	14	14
Additional paid-in capital	121,165	120,150
Accumulated deficit	(106,613)	(108,076)
Accumulated other comprehensive income (loss)	(55)	43
Total stockholders’ equity	14,511	12,131
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$46,515	$50,259

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)

	For the Three Months Ended December 31,		For the Six Months Ended December 31,
	2016	2015	2016	2015
(In thousands, except per share data)
Revenue, net	$48,947	$51,995	$103,841	$97,347
Cost of sales	7,500	7,842	16,332	14,817
Gross profit	41,447	44,153	87,509	82,530

Operating expenses:
Commissions and incentives	23,540	27,297	49,836	49,340
Selling, general and administrative	17,207	13,824	34,987	27,487
Total operating expenses	40,747	41,121	84,823	76,827
Operating income	700	3,032	2,686	5,703

Other income (expense):
Interest expense	(138)	(619)	(275)	(1,368)
Other income (expense), net	(150)	6	(321)	(210)
Total other income (expense)	(288)	(613)	(596)	(1,578)
Income before income taxes	412	2,419	2,090	4,125
Income tax expense	(129)	(819)	(627)	(1,459)
Net income	$283	$1,600	$1,463	$2,666
Net income per share:
Basic	$0.02	$0.12	$0.11	$0.19
Diluted	$0.02	$0.11	$0.10	$0.19
Weighted average shares outstanding:
Basic	13,840	13,718	13,830	13,714
Diluted	14,132	14,016	14,176	13,952

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment	(189)	9	(98)	26
Other comprehensive income (loss), net of tax:	(189)	9	(98)	26
Comprehensive income	$94	$1,609	$1,365	$2,692

LIFEVANTAGE CORPORATION AND SUBSIDIARIES

	Revenue by Region
	(unaudited)

	For the Three Months Ended December 31,				For the Six Months Ended December 31,
	2016		2015		2016		2015
(In thousands)
Americas	$37,613	77%	$40,055	77%	$77,748	75%	$74,781	77%
Asia/Pacific & Europe	11,334	23%	11,940	23%	26,093	25%	22,566	23%
Total	$48,947	100%	$51,995	100%	$103,841	100%	$97,347	100%

	Active Independent Distributors (1)
	(unaudited)

	December 31,
	2016		2015
Americas	46,000	73%	46,000	69%
Asia/Pacific & Europe	17,000	27%	21,000	31%
Total	63,000	100%	67,000	100%

	Active Preferred Customers (2)
	(unaudited)

	December 31,
	2016		2015
Americas	89,000	80%	96,000	82%
Asia/Pacific & Europe	22,000	20%	21,000	18%
Total	111,000	100%	117,000	100%

(1) Active Independent Distributors have purchased product in the prior three months for retail or personal consumption.
(2) Active Preferred Customers have purchased product in the prior three months for personal consumption only.

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA:
(Unaudited)

	For the Three Months Ended December 31,		For the Six Months Ended December 31,
	2016	2015	2016	2015
(In thousands)
GAAP Net income	$283	$1,600	$1,463	$2,666
Interest Expense	138	619	275	1,368
Provision for income taxes	129	819	627	1,459
Depreciation and amortization	414	452	826	983
Non-GAAP EBITDA:	964	3,490	3,191	6,476
Adjustments:
Stock compensation expense	576	450	1,515	642
Other (income) expense, net	150	(6)	321	210
Other adjustments*	2,165	535	3,176	1,614
Total adjustments	2,891	979	5,012	2,466
Non-GAAP Adjusted EBITDA	$3,855	$4,469	$8,203	$8,942

*Other adjustments for the three months ended December 31, 2016 include approximately $1.7 million for expenses associated with the audit committee independent review and $0.5 million for executive severance and search firm expenses. Other adjustments for the three months ended December 31, 2015 include approximately $0.4 million for search firm and hiring expenses associated with the search for executive officers and $0.1 million for expenses associated with the reverse stock split completed during October 2015. Other adjustments for the six months ended December 31, 2016 include approximately $2.7 million for expenses associated with the audit committee independent review and $0.5 million for executive severance and search firm expenses. Other adjustments for the six months ended December 31, 2015 include approximately $0.7 million for executive severance expenses, $0.8 million for search firm and hiring expenses associated with the search for executive officers and $0.1 million for expenses associated with the reverse stock split completed during October 2015.

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP Net Income and Non-GAAP Adjusted EPS:
(Unaudited)

	For the Three Months Ended December 31,		For the Six Months Ended December 31,
	2016	2015	2016	2015*
(In thousands)
GAAP Net income	$283	$1,600	$1,463	$2,666
Executive team severance expenses (1)	55	—	55	314
Executive team recruiting and transition expenses (2)	45	243	45	503
Reverse stock split administrative expenses (3)	—	103	—	103
Audit committee independent review expenses (4)	1,211	—	1,919	—
Non-GAAP Net Income:	$1,594	$1,946	$3,482	$3,586

	For the Three Months Ended December 31,		For the Six Months Ended December 31,
	2016	2015	2016	2015*

Diluted earnings per share, as reported	$0.02	$0.11	$0.10	$0.19
Executive team severance expenses (1)	—	—	—	0.02
Executive team recruiting and transition expenses (2)	—	0.02	—	0.04
Reverse stock split administrative expenses (3)	—	0.01	—	0.01
Audit committee independent review expenses (4)	0.09	—	0.14	—
Diluted earnings per share, as adjusted	$0.11	$0.14	$0.24	$0.26

*Executive team severance expenses for the prior period non-GAAP adjustments have been restated from previously reported results to display these expenses net of unvested stock award reversals for comparability purposes

(1) Net of $204,000 of after tax compensation expense benefit related to unvested stock award reversals and net of $24,000 tax expense for the three and six months ended December 31, 2016, respectively, and net of $124,000 of after tax compensation expense benefit related to unvested stock award reversals and net of $172,000 tax expense for the six months ended December 31, 2015

(2) Net of $19,000 tax expense for the three and six months ended December 31, 2016 and net of $133,000 and $275,000 tax expense for the three and six months ended December 31, 2015, respectively
(3) Net of $56,000 tax expense for the three and six months ended December 31, 2015
(4) Net of $519,000 and $823,000 tax expense for the three and six months ended December 31, 2016, respectively